                          Registration No. 33-__________


                        FORM S-8


REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    TOWER TECH, INC.
 (Exact name of registrant as specified in its charter)

        Oklahoma                        73-1210013
(State or other jurisdiction          (I.R.S. Employer
 incorporation or organization)      Identification No.)

         Rural Route 3, Chickasha, Oklahoma     73018
    Address of Principal Executive Offices)   (Zip Code)

            Tower Tech, Inc. 1993 Stock Option Plan
                  (Full title of the plan)

                        Charles D. Whitsitt
                     Chief Financial Officer
                          P. O. Box 1838
                    Chickasha, Oklahoma 73023
             (Name and address of agent for service)

                      (405) 222-2876
            Telephone number, including area code,
                   of agent for service)

                            Copies to:
                           Mark Dickey
                     Hartzog Conger & Cason
                   1600 Bank of Oklahoma Plaza
                        201 Robert S. Kerr
                     Oklahoma City, OK  73102

Approximate date of proposed sale to the public: from time to time after the Registration Statement becomes effective.

               Calculation of Registration Fee
________________________________________________________

Title of securities to be registered . . . .Common Stock
Amount to be registered. . . . . . . . . . . 500,000
Proposed maximum offering price per unit (1) $10.125
Proposed maximum aggregate offering price (1)$4,167,140.00
Amount of Registration fee . . . . . . . . . $1,041.78
________________________________________________________

     (1) Calculated pursuant to Rule 457(h)(1) as follows: the maximum offering price per share upon the exercise of (a) options granted and outstanding as of the date hereof for 221,280 shares at $6.25 per share, 8,000 shares at $7.3125 per share, and 5,600 shares at $7.375 per share, and
 (b) options not yet granted for 265,120 shares at $10.125 per share, the last sales price of the Common Stock as reported by NASDAQ on June ____, 1996, in accordance with Rule 457(c).

     Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                   CROSS REFERENCE SHEET

     The following shows the location in the Prospectus of information required to be included in the Section 10(a) Prospectus in response to the items of Form S-8.

   ITEM
 FORM S-8                                CAPTION

Item 1.  PLAN INFORMATION

    (a)  General Plan Information . . .Front Cover Page;
                                       General Plan
                                       Information

    (b)  Securities to be Offered . .  Front Cover Page;
                                       General Plan
                                       Information

    (c)  Employees who May
         Participate in the
         Plan . . . . . . . . . . . . .General Plan
                                       Information

    (d)  Purchase of Securities
         Pursuant to the Plan
         and Payment for
         Securities Offered . . . . . .Term and Exercise
                                       of Options

    (e)  Resale Restrictions. . . . . .Resale
                                       Restrictions

    (f)  Tax Effects of Plan           Term and Exercise
         Participation . . . . . . . . of Options;
                                       Federal Income
                                       Tax Consequences

    (g)  Investment of Funds . . . . . Not Applicable

    (h)  Withdrawal from the Plan;
         Assignment of Interest . . . .Term and Exercise
                                       of Options;
                                       Resale
                                       Restrictions

    (i)  Forfeitures and Penalties . . Term and Exercise
                                       of Options;
                                       Resale
                                       Restrictions

    (j)  Charges and Deductions
         and Liens Therefor . . . . . .Not Applicable

Item 2.  Registrant Information
         and Employee Plan Annual
         Information . . . . . . . . . Inside Front
                                       Cover Page;
                                       Incorporation of
                                       Certain
                                       Documents by
                                       Reference

Item 3.  Incorporation of Documents
         by Reference . . . . . . . . .Incorporation of
                                       Documents by
                                       Reference

Item 4.  Description of Securities . . Not Applicable


Item 5.  Interest of Named Experts
         and Counsel. . . . . . . . . .Not Applicable

Item 6.  Indemnification of Directors
         and Officers. . . . . . . . . Not Applicable

Item 7.  Exemption from Registration
         Claimed. . . . . . . . . . . .Not Applicable

Item 8.  Exhibits. . . . . . . . . . . Not Applicable

Item 9.  Undertakings. . . . . . . . . Not Applicable

                         PART II


Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement and made a part hereof.

     (a) The Company's annual report on Form 10-KSB for the year ended November 30, 1995, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange
          Act") (including those portions of the
          Company's definitive proxy statement for the annual meeting of stockholders held on May 20, 1996 which are incorporated by reference into such annual report on Form 10-KSB;

     (b) The Company's quarterly report on Form 10-QSB for the three months ended February 29, 1996, filed with the Commission pursuant to Section
          13 of the Exchange Act;

     (c) All documents, reports and definitive proxy statements filed by the Company pursuant to
          Section 13 or 14 of the Exchange Act, which are filed subsequent to the date hereof and prior to the termination of the offering made hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission; and

     (d) The description of the Company's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 10
          (File No. 1-12556) filed with the Commission pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.


Item 4.  Description of Securities

     Not applicable.


Item 5.  Interests of Named Experts and Counsel

     Not applicable.


Item 6.  Indemnification of Directors and Officers

     As permitted under Oklahoma law, the Certificate of Incorporation of the Company provides that directors of the Company generally will not be personally liable for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock redemptions in violation of Oklahoma law, or for any transaction in which a director derived an improper personal benefit.

     Section 1031 of the Oklahoma General Corporation Act empowers the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, th such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Bylaws of the Company provide that it shall, to the fullest extent permitted by law, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise)
in which such person may be involved by reason of the fact that he or she is ir was a director or officer of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




Item 7:  Exemption from Registration Claimed

     Not Applicable


Item 8:  Exhibits

EXHIBIT NO.        DESCRIPTION

    3.1-1          Amended and Restated Certificate of
                   Incorporation of Tower Tech, Inc.

    3.2-1          Amended Bylaws of Tower Tech, Inc.

    3.3-1          Amendment to Bylaws

    4.1-1          Warrant Certificate, dated June 14,
                   1993, by and between Dan and Juanita
                   Wiltz  issue.


Item 7:  Exemption from Registration Claimed

     Not Applicable


Item 8:  Exhibits

EXHIBIT NO.        DESCRIPTION

    3.1-1          Amended and Restated Certificate of
                   Incorporation of Tower Tech, Inc.

    3.2-1          Amended Bylaws of Tower Tech, Inc.

    3.3-1          Amendment to Bylaws

    4.1-1          Warrant Certificate, dated June 14,
                   1993, by and between Dan and Juanita
                   Wiltz and Tower Tech, Inc., entitling
                   Dan and Juanita Wiltz to purchase
                   15,000 shares of Tower Tech, Inc.'s
                   common stock, $.001 par value

    4.2-1          Warrant Certificate, dated August 31,
                   1993, between David Bronstad and
                   Tower Tech, Inc., entitling J. David
                   Bronstad to purchase 15,000 shares of
                   Tower Tech, Inc.'s common stock $.001
                   par value

    4.3-1          Form of Stock Certificate

    4.4-1          Form of Underwriters' Warrants

    4.5-4          Certificate of Designations of Series
                   A Preferred Stock

    4.6-6          Certificate of Designations of Series
                   B  referred Stock

    4.7-6          Certificate of Designations of Series
                   C Preferred Stock

    4.8-8          Certificate of Designations of Series
                   D Preferred Stock

    4.9-8          Certificate of Designations of Series
                   E Preferred Stock

    4.10-9         Registration Rights Agreement, dated
                   February 2, 1996, among Tower Tech,
                   Inc., Lancer LP, Michael Taglich, and
                   Robert Taglich

    5.1            Form of Opinion of Hartzog Conger &
                   Cason regarding legality

    10.1-1         Lease Agreement between Harold and
                   Carolyn Curtis and Tower Tech, Inc.,
                   made effective September 1, 1993

    10.2-5         Loan Agreement between Tower Tech,
                   Inc. and Chickasha Bank & Trust Co.,
                   dated March 23, 1995

    10.2-5         Loan Agreement between Tower Tech,
                   Inc. and Chickasha Bank & Trust Co.,
                   dated March 23, 1995

    10.3           Omitted

    10.4           Omitted

    10.5           Omitted

    10.6           Omitted

    10.7           Omitted

    10.8-1         Executive Employment Agreement
                   between Harold Curtis and Tower Tech,
                   Inc., dated September 1, 1993

    10.9-1         Agreement between Morrison Molded
                   Fiber Glass Co., and Tower Tech,
                   Inc., made effective July 26, 1993,
                   regarding the purchase by Tower Tech,
                   Inc. of certain pultruded components
                   from Morrison Molded Fiber Glass
                   Company

    10.10-1        U. S. Patent No. 5,143,657 entitled
                   FLUID DISTRIBUTOR issued September 1,
                   1993

    10.11-1        U. S. Patent No. 5,152,458 entitled
                   AUTOMATICALLY ADJUSTABLE FLUID
                   DISTRIBUTOR issued October 6, 1992

    10.12-1        U. S. Patent No. 5,227,095 entitled
                   MODULAR COOLING TOWER issued July 13,
                   1993

    10.13-1        Exclusive License Agreement by and
                   between Harold D. Curtis and Tower
                   Tech, Inc.

    10.14-1        Assignment by and between Harold D.
                   Curtis, as Assignor, and Tower Tech,
                   Inc., as Assignee


    10.15-1        Assignment of Invention Contained in
                   PCT Application by and between Harold
                   D. Curtis, as assignor, and Tower
                   Tech, Inc., as Assignee

    10.16-1        Assignment of Patent by and between
                   Harold D. Curtis, as Assignor, and
                   Tower Tech, Inc., as Assignee, of
                   Patent No. 5,227,095

    10.17          1993 Stock Option Plan, as amended

    10.18-1        Form of Distributorship Agreement

    10.19-1        Sales Agreement, dated May 19, 1993,
                   for purchase of certain modular
                   fiberglass cooling towers by
                   Electrical Constructors

    10.20-1        Invoice, dated October 5, 1992, and
                   Conditions of Sale, dated October 13,
                   1992, for purchase of certain mobile
                   towers by Rental Tools & Equipment
                   Company International, Inc.

    10.21-2        Real Estate Purchase Agreement
                   between Tower Tech, Inc., and Harold
                   and Carolyn Curtis

    10.22-2        Promissory Note between Tower Tech,
                   Inc. and Harold and Carolyn Curtis

    10.23         Omitted

    10.24-3        Warrant Certificate, dated July 27,
                   1994, between Electrical Constructors
                   and Tower Tech, Inc., entitling
                   Electrical Constructors to purchase
                   50,000 shares of Tower Tech, Inc.'s
                   common stock, $.001 par value

    10.25          Omitted

    10.26-3        Warrant Certificate, dated August 18,
                   1994, between J. David Bronstad and
                   Tower Tech, Inc., entitling J. David
                   Bronstad to purchase 100,000 shares
                   of Tower Tech, Inc.'s common  stock,
                   $.001 par value

    10.27-5        Security Agreement between Tower
                   Tech, Inc. and J. David dated August
                   18, 1994

    10.28-4        Assignment and License Agreement
                   between Tower Tech, Inc. and
                   Electrical Constructors

    10.29-9        Promissory Note between Tower Tech,
                   Inc. and Chickasha Bank & Trust Co.,
                   dated October 13, 1995

    10.31-6        Warrant Certificate, dated April 25,
                   1995, between J. David Bronstad and
                   Tower Tech, Inc. entitling J. David
                   Bronstad to purchase 40,000 shares of
                   Tower Tech, Inc. Common Stock

    10.32-6        Warrant Certificate, dated April 25,
                   1995, between James McDonald and
                   Tower Tech, Inc. entitling James
                   McDonald to purchase 10,000 shares of
                   Tower Tech, Inc. Common Stock.

    10.33-6        Security Agreement between Tower
                   Tech, Inc. and J. David Bronstad,
                   dated April 25, 1995

    10.34-6        Security Agreement between Tower
                   Tech, Inc. and James McDonald, dated
                   April 25, 1995

    10.35-6        Omitted

    10.36-6        Promissory Note between Tower Tech,
                   Inc. and James McDonald, dated May 2,
                   1995

    10.37-6        Promissory Note between Tower Tech,
                   Inc. and J. David Bronstad, dated May
                   2, 1995

    10.38-6        Promissory Note between Tower Tech,
                   Inc. and J. David Bronstad, dated
                   June 14, 1995

    10.39-6        Promissory Note between Tower Tech,
                   Inc. and J. David Bronstad, dated
                   June 27, 1995

    10.40-7        Promissory Note between Tower Tech,
                   Inc. and Electrical Constructors,
                   dated September 12, 1995

    10.41-9        Promissory Note between Tower Tech,
                   Inc. and Chickasha Bank & Trust,
                   dated October 13, 1995

    10.42-9        Promissory Note between Tower Tech,
                   Inc. and Juanita Wiltz, dated
                   November 22, 1995

    23.1           Consent of Price Waterhouse LP

    23.2           Consent of Hartzog Conger & Cason
                   (included in Exhibit 5.1)

    24.1           Power of Attorney (included on the
                   signature page of this Registration
                   Statement)

____________________________


1 Incorporated by reference from the same numbered exhibit to Registration Statement No. 33-69574-FW, as filed with the Commission on September 29, 1993, and as amended.

2 Incorporated by reference from the same numbered exhibit to Form 10-KSB for the fiscal year ended
     November 30, 1993.

3 Incorporated by reference from the same numbered exhibit to Form 10-QSB for the quarter ended August
     31, 1994.

4 Incorporated by reference from the same numbered exhibit to Form 8-K, as filed with the Commission on November 4, 1994.

5 Incorporated by reference from the same numbered exhibit to Form 10-KSB for the year ended November
     30,1994.

6 Incorporated by reference from the same numbered exhibit to Form 10-QSB for quarter ended May 31, 1995.

7 Incorporated by reference from the same numbered exhibit to Form 10-QSB for the quarter ended August
     31, 1995.

8 Incorporated by reference from the same numbered exhibit to Amendment No. 1 to Registration
     Statement No. 33-95870.

9 Incorporated by reference from the same numbered exhibit to Form 10-KSB/A for the year ended
     November 30, 1995.



Item 9:  Undertakings

     (a) The undersigned registrant hereby undertakes as follows:

         (1)  To file during any period in which
              offers or sales are being made, a post-
              effective amendment to this Registration
              Statement, to include any material
              information with respect to the plan of
              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be be governed by the final adjudication of such issue.

SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chickasha, State of Oklahoma, on June 28, 1996.

                            TOWER TECH, INC.

                            By:  ss/HAROLD CURTIS

                            _____________________
                            Harold Curtis, President

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Tower Tech, Inc. hereby constitute and appoint Harold Curtis or Charles D. Whitsitt, or either of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for and in his name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said Corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE              TITLE              DATE


ss/HAROLD CURTIS       Chief Executive    June 28, 1996
_________________      Officer/ President
Harold Curtis          Director


ss/CHARLES D. WHITSITT Chief Financial    June 28, 1996
______________________ Officer (Principal
Charles D. Whitsitt    Financial Officer
                       and Principal
                       Accounting Officer)

ss/LINCOLN E. WHITAKER Director           June 28, 1996
______________________
Lincoln E. Whitaker


ss/RANDAL K. OBERLAG   Director           June 28, 1996
______________________
Randal K. Oberlag


ss/LEON A. POAG        Director           June 28, 1996
_______________________
Leon A. Poag